Exhibit 32.2

CERTIFICATIONS

I, William J. Lyons, Chief Financial Officer (principal financial officer) of CONSOL Energy Inc. (the “Registrant”), certify that to my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2004, of the Registrant (the “Report”):

(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 28, 2005

/s/ WILLIAM J. LYONS
William J. Lyons
Chief Financial Officer